Exhibit 99.1

Semiannual Servicer’s Certificate

CenterPoint Energy Transition Bond Company, LLC (formerly Reliant Energy Transition Bond Company LLC)

$748,897,000 Transition Bonds, Series 2001-1

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”), dated as of October 24, 2001, between CenterPoint Energy Houston Electric, LLC (formerly Reliant Energy, Incorporated), as Servicer, and CenterPoint Energy Transition Bond Company, LLC (formerly Reliant Energy Transition Bond Company LLC), as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: March 14, 2013 through September 13, 2013

Payment Date: September 16, 2013

Today’s Date: September 13, 2013

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:

i.	Remittances for the March 14 through 31, 2013 Collection Period	3,581,125.75
ii.	Remittances for the April 1 through 30, 2013 Collection Period	8,246,386.35
iii.	Remittances for the May 1 through 31, 2013 Collection Period	8,445,159.82
iv.	Remittances for the June 1 through 30, 2013 Collection Period	7,502,079.38
v.	Remittances for the July 1 through 31, 2013 Collection Period	10,779,073.85
vi.	Remittances for the August 1 through 31, 2013 Collection Period	11,325,974.64
vii.	Remittances for the September 1 through 13, 2013 Collection Period	5,439,918.49
viii.	Net Earnings on Collection Account
	General Subaccount	4,649.75
	Overcollateralization Subaccount	810.48
	Capital Subaccount	850.68
	Reserve Subaccount	4,600.45

ix.	General Subaccount Balance (sum of i through viii above)	55,330,629.64
x.	Reserve Subaccount Balance as of Prior Payment Date	22,253,652.77
xi.	Overcollateralization Subaccount Balance as of Prior Payment Date	3,588,464.79
xii.	Capital Subaccount Balance as of Prior Payment Date	3,744,485.00

xiii.	Collection Account Balance (sum of ix through xii above)	84,917,232.20

2. Outstanding Amounts as of Prior Payment Date:

i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	0.00
iv.	Class A-4 Principal Balance	71,280,304.00

v.	Aggregate Principal Balance of all Series 2001-1 Transition Bonds	71,280,304.00

3. Required Funding/Payments as of Current Payment Date:

		Projected
		Principal	Semiannual
	Series 2001-1 Principal	Balance	Principal Due
i.	Class A-1	0.00	0.00
ii.	Class A-2	0.00	0.00
iii.	Class A-3	0.00	0.00
iv.	Class A-4	0.00	71,280,304.00

v.	For all Series 2001-1 Transition Bonds	0.00	71,280,304.00

		Transition	Days in
		Bond	Interest
		Interest Rate	Period (1)	Interest Due
vi.	Required Class A-1 Interest	3.840%	180	0.00
vii.	Required Class A-2 Interest	4.760%	180	0.00
viii.	Required Class A-3 Interest	5.160%	180	0.00
ix.	Required Class A-4 Interest	5.630%	180	2,006,540.56

(1)	On 30/360 Day basis.

			Funding
		Required Level	Required
x.	Overcollateralization Subaccount	3,744,485.00	156,020.21
xi.	Capital Subaccount	3,744,485.00	0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:

i.	Trustee Fees and Expenses	0.00
ii.	Servicing Fee	187,224.25	(1)
iii.	Administration Fee and Independent Managers Fee	50,000.00	(2)
iv.	Operating Expenses	69,748.93	(3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)

			Per 1,000
			of Original
	Series 2001-1	Aggregate	Principal Amount
	1. Class A-1 Interest Payment	0.00	0.00
	2. Class A-2 Interest Payment	0.00	0.00
	3. Class A-3 Interest Payment	0.00	0.00
	4. Class A-4 Interest Payment	2,006,540.56	5.20

vi.	Principal Due and Payable as a result of Event of Default or on Final Maturity Date

			Per 1,000
			of Original
	Series 2001-1	Aggregate	Principal Amount
	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	0.00	0.00
	4. Class A-4 Principal Payment	0.00	0.00

vii.	Semiannual Principal

			Per 1,000
			of Original
	Series 2001-1	Aggregate	Principal Amount
	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	0.00	0.00
	4. Class A-4 Principal Payment	71,280,304.00	184.71

viii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
ix.	Operating Expenses not Paid under Clause (iv) above	0.00
x.	Funding of Capital Subaccount	0.00
xi.	Funding of Overcollateralization Subaccount	156,020.21
xii.	Net Earnings in Capital Subaccount Released to Issuer	850.68
xiii.	Deposit to Reserve Subaccount	0.00
xiv.	Released to Issuer upon Series Retirement: Collection Account	11,322,563.78

xv.	Aggregate Remittances as of Current Payment Date	85,073,252.41

(1)	Servicing fee: $748,897,000 x .05% x 180/360 = $187,224.25
(2)	Administration fee: $50,000 x 180/180 = $50,000.00; Independent Managers fee: $0
(3)	Reimbursement to Administrator for fees/expenses paid to outside legal counsel, rating agency and independent accountants

5. Subaccount Withdrawals as of Current Payment Date

(if applicable, pursuant to Section 8.02(d) of Indenture):

i.	Reserve Subaccount (available for 4.i. through 4.xii. and 4.xiv. )	22,253,652.77
ii.	Overcollateralization Subaccount (available for 4.i. through 4.ix. and 4.xiv.)	3,744,485.00
iii.	Capital Subaccount (available for 4.i. through 4.ix. and 4.xiv.)	3,744,485.00

iv.	Total Withdrawals	29,742,622.77

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date

(after giving effect to payments to be made on such Payment Date):

	Series 2001-1
i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	0.00
iv.	Class A-4 Principal Balance	0.00

v.	Aggregate Principal Balance for all Series 2001-1 Transition Bonds	0.00

vi.	Reserve Subaccount Balance	0.00
vii.	Overcollateralization Subaccount Balance	0.00
viii.	Capital Subaccount Balance	0.00

ix.	Aggregate Collection Account Balance	0.00

7. Shortfalls In Interest and Principal Payments as of Current Payment Date

(after giving effect to payments to be made on such Payment Date):

i.	Semiannual Interest

	Series 2001-1
	1. Class A-1 Bond Interest Payment	0.00
	2. Class A-2 Bond Interest Payment	0.00
	3. Class A-3 Bond Interest Payment	0.00
	4. Class A-4 Bond Interest Payment	0.00

ii.	Semiannual Principal

	Series 2001-1
	1. Class A-1 Principal Payment	0.00
	2. Class A-2 Principal Payment	0.00
	3. Class A-3 Principal Payment	0.00
	4. Class A-4 Principal Payment	0.00

8. Shortfalls in Required Subaccount Levels as of Current Payment Date

(after giving effect to payments to be made on such Payment Date):

i.	Overcollateralization Subaccount	0.00
ii.	Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this 13th day of September, 2013.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
(formerly RELIANT ENERGY, INCORPORATED), as Servicer

by:	/s/ Marc Kilbride
Marc Kilbride
Vice President and Treasurer